Exhibit 99.2

SPACE 1S.. Virgin Galactic: The leader in human spaceflight 1

Disclaimer This investor presentation (this “presentation”) is for informational purposes only. This presentation has been prepared to assist in terested parties in making their own evaluation with respect to the proposed transaction (the “Transaction”) between Social Capital Hedosophia Holdings Corp. (“SCH”) and Vieco 10 Ltd., Virgin Galactic, LLC, TSC, LLC and Virgin Galactic Limited (collectively, “Virgin Galactic”), as contemplated in the A greement and Plan of Merger, dated as of July 9, 2019 (the “Merger Agreement”), by and among SCH, Vieco 10 Ltd. and the other parties thereto, and for no other purpose. The information contained herein does not purport to be all - inclusive. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This presentation is being provided for use only by the intended recipient. The information conta ine d herein may not be reproduced or distributed in any format, in whole or in part, without the prior written consent of SCH an d Virgin Galactic . Forward - Looking Statements This presentation contains certain forward - looking statements within the meaning of the federal securities laws with respect to the proposed Transaction between Virgin Galactic and SCH, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets and expected performance of Virgin Galactic. These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anti cipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will li kel y result,” and similar expressions. Forward - looking statements are predictions, projections and other statements about future ev ents that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors co uld cause actual future events to differ materially from the forward - looking statements in this presentation, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect t he price of SCH’s securities, (ii) the risk that the transaction may not be completed by SCH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SCH, (iii) the failure to sati sfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the shareholders of SCH, the satisfaction of the minimum trust account amount following redemptions by SCH’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the transaction on Virgin Galactic’s business relationships, operating results, and business generally, (vii) risks that the proposed transaction disrupts current plans an d o perations of Virgin Galactic, (viii) the outcome of any legal proceedings that may be instituted against Virgin Galactic or against SCH related to the Merger Agreement or the transaction, (ix) the ability to maintain the listing of the SCH’s securities on t he New York Stock Exchange, (x) changes in the competitive and highly regulated industries in which Virgin Galactic plans to operate, variations in operating performance across competitors, changes in laws and regulations affecting Virgin Galactic’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Transaction, and identify and realize additional opportunities, and (xii) t he risk of downturns in the highly competitive and novel tourist spaceflight industry. The foregoing list of factors is not exha ust ive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sec tio n of SCH’s Annual Reports on Form 10 - K, Quarterly Reports on Form 10 - Q, the registration statement on Form S - 4 discussed below and other documents filed by SCH from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filing s i dentify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Read ers are cautioned not to put undue reliance on forward - looking statements, and Virgin Galactic and SCH assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, futur e events, or otherwise. Neither Virgin Galactic nor SCH gives any assurance that either Virgin Galactic or SCH will achieve i ts expectations . Use of Projections The financial and operating forecasts and projections contained herein represent certain estimates of Virgin Galactic as of t he date thereof. Neither SCH’s nor Virgin Galactic’s independent public accountants have examined, reviewed or compiled the forecasts or projections and, accordingly, neither expresses an opinion or other form of assurance with respect thereto. Fur thermore none of SCH, Virgin Galactic nor their respective management teams can give any assurance that the forecasts or projections contained herein accurately represents Virgin Galactic’s future operations or financial conditions. Such informat ion is subject to a wide variety of significant business, economic and competitive risks and uncertainties, including but not lim it ed to those set forth above under “Forward - Looking Statements” that could cause actual results to differ materially from those cont ained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of SCH or Virgin Ga lactic or that actual results will not differ materially from those presented in the prospective financial information. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that cou ld affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this presentation should not be reg arded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved. Use of Data Unless otherwise noted, the forecasted data contained in the assumptions for the projections are based upon Virgin Galactic’s ma nagement estimates and publications and surveys. The information from publications has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Neithe r S CH nor Virgin Galactic has independently verified any of the data from third - party sources, nor has SCH or Virgin Galactic ascertained the underlying economic assumptions relied upon therein. While such information is believed to be reliable for th e p urposes used herein, none of SCH, Virgin Galactic, their respective affiliates, nor their respective directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy of such in formation. Use of Non - GAAP Financial Matters This presentation includes certain forward - looking non - GAAP financial measures, EBITDA and EBITDA margin, with respect to Virgin Galactic’s expected future performance. Virgin Galactic defines EBITDA as net income (loss), adjusted for interest expense, interest income, income taxes, depreciation and amortization. Virgin Galactic defines EBITDA margin as a EBITDA divi ded by revenue. These non - GAAP measures are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income o r a ny other performance measures derived in accordance with GAAP. Not all of the information necessary for a quantitative reconciliation of these forward - looking non - GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time. Specifically, Virgin Galactic does not provide such quantitative reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss), accelerated depreciation and variations in effective tax rate. Virgin Galactic believes that these forward - looking non - GAAP measures of financial results provide useful supplemental informati on to investors about Virgin Galactic. Virgin Galactic’s management uses these forward looking non - GAAP measures to evaluate Virgin Galactic’s projected financial and operating performance. However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Virgin Galactic ’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Additional Information and Where to Find It This presentation relates to a proposed transaction between Virgin Galactic and SCH. This presentation does not constitute an of fer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification un der the securities laws of any such jurisdiction. SCH intends to file a registration statement on Form S - 4 with the SEC, which w ill include a document that serves as a prospectus and proxy statement of SCH, referred to as a proxy statement/prospectus. A pro xy statement/prospectus will be sent to all SCH shareholders. SCH also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of SCH are urged to read the regi str ation statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the p rop osed transaction. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospect us and all other relevant documents filed or that will be filed with the SEC by SCH through the website maintained by the SEC at www.sec.gov. The documents filed by SCH with the SEC also may be obtained free of charge at SCH’s website at http://www.socialcapitalhedos oph iaholdings.com/docs.html or upon written request to 120 Hawthorne Avenue Palo Alto, California 94301. Participants in Solicitation SCH and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SCH ’s shareholders in connection with the proposed transaction. Information about SCH’s directors and executive officers and their ownership of SCH’s securities is set forth in SCH’s Annual Report on Form 10 - K filed with the SEC on March 18, 2019. To th e extent that holdings of SCH’s securities have changed from the amounts reported in SCH’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding th e interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obta in free copies of these documents as described in the preceding paragraph. 2

December 13, 2018 First crewed space vehicle built for commercial service to put humans into space First crewed space launch from US soil since 2011 3

4 February 22, 2019 First passenger flown on a commercial space vehicle First passenger flown at Mach 3+

May 10, 2019 Move - in initiated for world’s first purpose - built commercial spaceport, Spaceport America 5

First Astronaut Wings Awarded for a Space Flight Built for Commercial Service 6

World Record Breaking Rocket Motor Accepted into Permanent Collection of National Air and Space Museum 7

Fix sizing / Futura font 60 Virgin Businesses $21bn Global Annual Revenue 69,000 Employees 35 Countries 8

9

10 ANSARI X PRIZE Built on technology of successful spaceship prototype program

VSS Unity The world’s first private, crewed spacecraft built for commercial service 11

VMS Eve The world’s largest all composite aircraft in service 12

Source: Management. Note : All percentage figures are based on total number of people who have been to space. 305 116 9 78 49 4 2 8 53.4% 20.3% 1.6% 13.7% 8.5% 0.7% 0.4% 1.4% Men: 508 (89%) Women: 63 (11%) Only 571 People Have Ever Been to Space 13

14 Our Customers

Our Team Over 800 people representing a unique blend of space and aviation expertise: Virgin Galactic – The world’s first commercial spaceline The Spaceship C ompany – Building spaceships and future aerospace vehicles 15

16 Our Facilities Purpose - built facilities in California and New Mexico for operations, manufacturing, design and test

17

The Space Fleet Our next two spaceships on the production line 18

19

20 Our Home – Spaceport America, New Mexico The world’s first purpose - built commercial spaceport

Runway Takeoff 21

Climb to 45,000 feet 22

Release & Boost 23

Unique Feathered Re - Entry Configuration 24

Life Changing Views of Planet Earth from Space 25

Glide Home & Runway Landing 26

Enabling a First-of-its-Kind Flight Path to Space



50 miles (boundary to receive astronaut wings)
Passengers experience microgravity
Re-entry with folded tailbooms
60 second rocket burn accelerating to Mach 3
Unpowered glide
45,000 feet
SS2 and WK2 separate
Spaceport America, New Mexico

Note: "SS2" refers to SpaceShipTwo and "WK2" refers to WhiteKnightTwo.

27

Alternative to a traditional IPO for disruptive companies to achieve long - term objectives The leader in commercial human spaceflight

Presenters and Senior Leadership • Responsible for Virgin Galactic and TSC’s financial matters • Prior to joining, was the Controller at ICON Aircraft • Previously held various financial leadership positions at Ericsson in the US and Europe and started his career in the Audit Advisory Practice at PWC • Responsible for guiding development, manufacturing and operation of spaceships • Previously served as Chief of Staff for NASA and was awarded the Distinguished Service Medal, the highest award the agency confers • Founded Social Capital in 2011 to back breakthrough companies in areas including healthcare, artificial intelligence, climate change and space • Previously served on the senior executive team at Facebook and held leadership roles at Mayfield Fund, AOL and Winamp • Lead Independent Director of Social Capital Hedosophia since 2017 • Previously served as Chief Operating Officer of Twitter; helped build and scale business functions of the company • Previously served in leadership roles at Fox Interactive Media and Fox Sports Virgin Galactic IPOA George Whitesides Chief Executive Officer Chamath Palihapitiya Chairman and CEO Jon Campagna Chief Financial Officer Adam Bain Director 29

30 Industry Overview 30

Space Continues to Receive Heavy Investment, but is Adapting…

Then…

- Pioneering, but expensive
- Government-dependent
- ~18 US launches per year(1)



Average annual investment in space
Limited private market investment
Average NASA annual investment(2)
$10bn
1958 – 2009

…Now

- Private sector driven (PE and VC)
- Rapidly declining costs; increasing utilization
- ~11 launches per year for SpaceX and ULA alone(3)



Average annual investment in space
$1.8bn
Accelerating private market investment(4)
Average NASA annual investment(2)
$10bn
2009 – 2018

(1) Launches per year based on total successful launches by the US since 1958 per The Economist (article source: FAA; Jonathan McDowell / planet4589.org; Roscosmos; press reports).

(2) "Historical NASA Budget Data", The Planetary Society. (3) Based on total launches by SpaceX and ULA since 2002 (SpaceX formed in 2002) per The Economist (article source: FAA; Jonathan McDowell / planet4589.org; Roscosmos; press reports). (4) Space Angels.

31

…Creating an Opportunity for a n Entirely New Ecosystem of Disruptive Companies Launch & Transport Human Spaceflight Microgravity Research Habitats & Real Estate Satellites Space Infra & Services Space Energy Space Resources 32

Why Commercial Human Spaceflight is Strategic • Proven technology and declining costs • Strong market demand, with significant potential for incremental g rowth globally as concept matures and costs moderate • Applications beyond initial use, including scientific research and defense • Technical foundation for the disruption of long - haul airline travel serviced by space 33

Company Overview 34

Virgin Galactic’s Vision Phase 1 – Broad Commercialization of Spaceflight ▪ Establish new commercial space tourism market ▪ Make space travel achievable for the public ▪ Maintain exclusive nature of experience and capture consumer demand and imagination Phase 2 – Democratization / Expansion ▪ Capture efficiencies of scale ▪ Reduce price per ticket while maintaining strong margins ▪ Expand globally as TAM increases Phase 3 – Point - to - Point Travel / Beyond Tourism ▪ Drive technological upgrades to disrupt long - haul travel Optionality for the future; $0 assumed revenue in model Business today 35

Virgin Galactic at a Glance

Virgin Galactic combines a first-of-its-kind commercial operation for human spaceflight with a proprietary, world-class engineering organization

GALACTIC

GALACTIC

- Commercializing a new generation of spaceships to open space for everyone
- Operates the reusable SpaceShipTwo and WhiteKnightTwo human spaceflight system
- Provides an unmatched consumer space travel experience
- Operational hub: New Mexico's Spaceport America
- 150+ employees

THE SPACESHIP COMPANY

- Building a fleet of WhiteKnightTwo carrier aircraft and SpaceShipTwo reusable spaceships that together form Virgin Galactic's human spaceflight system
- HQ: Mojave, California
- ~650 employees (including contractors)
- Expertise includes:
  - Spaceship design and production
  - Composites manufacturing
  - Advanced flight vehicle and propulsion design, manufacturing and ground testing
  - End-to-end aerospace development

36

World-Class Management and Industry-Leading Flight Team

World-Class Management Team



George Whitesides
Chief Executive Officer, Virgin Galactic & TSC
- 9 years at Virgin Galactic / 20 years of experience
- Previous:

NASA



Mike Moses
President, Virgin Galactic
- 8 years at Virgin Galactic / 24 years of experience
- Previous:

NASA



Enrico Palermo
President, TSC
- 13 years at Virgin Galactic / 17 years of experience
- Previous:

woodside



Jon Campagna
Chief Financial Officer, Virgin Galactic & TSC
- 4 years at Virgin Galactic / 23 years of experience
- Previous:

icon ERICSSON pwc



Stephen Attenborough
Commercial Director, Virgin Galactic
- 15 years at Virgin Galactic / 30 years of experience
- Previous:

Gartmore

Industry-Leading Flight Team



Dave Mackay*
Chief Pilot
- 10 years at Virgin Galactic / 42 years of experience
- Previous:

virgin atlantic



Mark "Forger" Stucky*
Director of Flight Test
- 4 years at Virgin Galactic / 39 years of experience
- Previous:

NASA SCALED COMPOSITES



Frederick "CJ" Sturckow*
SS2 Pilot
- 6 years at Virgin Galactic / 34 years of experience
- Previous:

NASA



Kelly Latimer
WK2 Pilot
- 4 years at Virgin Galactic / 30 years of experience
- Previous:

U.S. AIR FORCE BOEING NASA



Mike "Sooch" Masucci*
Lead Pilot Trainer
- 6 years at Virgin Galactic / 37 years of experience
- Previous:

U.S. AIR FORCE XOJET

* Astronaut who has been to space

37

Unique, Self-Developed Technology

One-of-a-kind platform established through 15 years of research and development with $1bn+ of investment to date

Vehicles

The Spaceship: SS2



- First crewed spaceship built for commercial service in history
- First to carry people to space from the US since 2011
- Max customer capacity of 6, and / or dedicated research payloads, plus 2 pilots

The Mothership: WK2



- Designed to carry SS2 up to an altitude of ~45,000 feet
- Capable of high-altitude, heavy-lift missions for passenger launch or defense applications
- 250+ flights to date, often multiple times per week

Supporting Equipment / Technology

Hybrid Rocket Motor



- World's largest human-rated hybrid rocket motor
- Heavily tested, with over 100 ground and inflight firings, including two flights to space

Reusable Horizontal Launch



- WK2 acts as the carrier aircraft for SS2, enabling the efficient delivery of the spaceship to release at high altitude
- Horizontal takeoff and landing
- Uses existing runway infrastructure, enabling easy future geographical expansion

Feathering Re-Entry System



- Patented, foldable boom tail
- Tilts up to take on an aerodynamic profile similar to that of a badminton shuttlecock, providing re-entry stability
- Guides descent to an altitude where wings are again effective

38

Virgin Galactic’s Unmatched Safety Systems Safety is of paramount importance at Virgin Galactic and the technology has been designed and tested with safety as the primary consideration Safety Mechanism Description Horizontal takeoff and landing • Takeoff and landing on regular runways similar to typical aircraft Two p ilots • Creates redundancy in operations and in - space safety Mothership engine reliability • Highly reliable and rigorously tested jet engines for the first 45,000 feet of climb Rocket motor • Simplest human spaceflight rocket motor in history for boost to space, utilizing no turbopumps or complicated machinery, with simple shut - off control Flight controls • Simple operations to maximize reliability Seating • Two - position customer seats to minimize G loads during all phases of flight Descent mechanism • Proprietary feathering system for reliable, safe re - entry • Winged glide flight from 50,000 feet to ground for a gentle and safe final descent Safe abort • System designed for safe abort and return to Earth at any phase of flight 39

Limited Competition

		Virgin Galactic	Blue Origin
	Years of Development	15	19
	Estimated Investment to Date	$1 billion+	NA
	Technology	Reusable rocket-powered spaceplane	Reusable rocket system
	Expected Price / Seat	$250,000+	TBD
	Flight Experience	90 minutes of flight time	11 minutes of flight time
	Passenger Becomes Astronaut?	✓	✓
Airworthiness	FAA License	✓	✓
Airworthiness	Flight Test	✓	✓
Airworthiness	Piloted Flights	✓	X
Airworthiness	Expected Commercial Launch Timing	**Q1 / Q2 2020**	?
	Investable?	✓	X

Source: Management.

40

IPOA Investment Rationale 41

High Net Worth Individuals Increasingly Value Experiences

Virgin Galactic offers a unique value proposition relative to comparably priced ultra luxury travel and transportation experiences

Unique Travel Experiences

Yacht rental	Private island rental	Exclusive hotel suite
		
~$500,000 / week	~$230,000 / week	~$80,000 / night

Ultra Luxury Transportation

Private jet travel from New York



From	To	Price
New York	Los Angeles	~$100,000 / trip
New York	London	~$100,000 / trip
New York	South Africa	~$250,000 / trip

42

Virgin Galactic's Customer Value Proposition

Informed by Virgin Group's track record of creating unmatched experiences, Virgin Galactic will offer a revolutionary, multi-day journey for customers

Day 1
Welcome Day



- Tour spaceport
- Flight suit and gear fitting
- Introduction to the flight profile
- High G training

Day 2
Cabin Day



- High G flight
- Spaceship trainer reveal
- Seat-fitting
- Microgravity preparation master class

Day 3
Rehearsal Day



- Spaceship trainer familiarization
- Full dress rehearsal
- Pre-flight readiness review

Day 4
Flight Day


N202VG

- Fly to space
- Wings ceremony
- Celebratory party with friends and family

43

~600 $80M Total # of reservations Total value of deposits Large Order Book Commercial Success to Date – Achieved with Limited Advertising Spend Source : Management . 44

Strong Pricing Power Initial Distribution of Reservation Prices 65 444 85 < $199,999 $200,000 - $249,999 $250,000 (# of Reservations by Price) Source: Management . 45

Proven Willingness to Pay

- Research has found that consumers are willing to spend 1.0% to 1.5% of net worth in a single discretionary purchase(1)
- Actual wealth distribution of Virgin Galactic's reservations validates this research, and suggests upside potential(2)


~70% of Pre-Orders
~1.25% of net worth
~30% of Pre-Orders
<1% of net worth
< $20M net worth
> $20M net worth

(1) Futron Corporation, "Space Tourism Market Study: Orbital Space Travel & Destinations with Suborbital Space Travel," October 2002. The Tauri Group, "Suborbital Reusable Vehicles: A 10 Year Forecast of Market Demand," 2012.
(2) Per Management estimates.

46

Growing Market Source: Credit Suisse Research Institute. Note: Based on interpolation between 2018A and 2023E based on CAGR. (1) High net worth individuals assumes net worth of $10 million or greater. Values rounded to nearest 1,000. Assumes annual growth is equ al of the 2018 - 2023 CAGR of 6.0%. 1,781,000 1,887,000 2,000,000 2,119,000 2,245,000 2,378,000 2018A 2019E 2020E 2021E 2022E 2023E Estimated Growth of $10M+ Net Worth Individuals (1) CAGR: 6.0% 47 • TAM assumes addressable market of $10M+ net worth individuals • Sizable number of individuals with sufficient wealth to participate in commercial human spaceflight • Growth of high net worth population has historically exceeded GDP growth

TAM Expands Meaningfully at Lower Prices Source: Credit Suisse Research Institute. (1) Illustrative price assumes 1% of net worth at each respective net worth threshold. 150,000 1,781,000 5,067,000 Net worth of $50M+ Net worth of $10M+ Net worth of $5M+ TAM at Lower Ticket Prices (1) (Population levels) Illustrative ticket price: $500,000 / person Illustrative ticket price: $100,000 / person Illustrative ticket price: $50,000 / person 48

Operational Model To Reduce Costs Focus Areas Drivers to Reduce Costs Propulsion • High - rate production • Reusable hybrid casings • Liquid rocket motor Staff • Decreased per - flight inspections and maintenance through improvements in design and testing Vehicle build cost and lifetime • Manufacturing efficiencies • Improved higher - rate tooling • Extending vehicle lifetime via incremental upgrades , and potential use of an alternate carrier aircraft Over time, Virgin Galactic expects to have the ability to leverage technological advances to lower costs and allow lower ticket prices 49

Attractive Ancillary Revenue Opportunities 50 • Premium products and services to existing customers • Unique customer experiences and products while customers are in the backlog • Add - on experiences for customers and family & friends while at Spaceport America • Exclusive events for ‘alumni’ • Corporate partnerships and sponsorships Virgin Galactic intends to explore a variety of ancillary revenue opportunities, which represent additional upside to the current plan

Ultimate Application of the Technology: Point-to-Point Travel

- Next-generation revolution in transportation
- Significant global revenue opportunity
  - ~$900BN Total commercial aviation market(1)
  - ~$600BN Total commercial passenger travel market(1), including a considerable portion focused on long-haul

Example: Los Angeles to Tokyo		
Vehicle	Travel Time	Speed
Current Business Jet	~11 hrs	Mach 0.8
Supersonic Jet	<5 hrs	Mach 2.0
Virgin Hypersonic Jet(2)	~2 hrs	Mach 5.0



(1) IATA.
(2) Management projections.

51

Summary of Traction to Date • Existing demand largely through inbounds ; to date, limited advertising spend • $80M of deposits (representing ~$120M of revenue potential) • Customers from 60 countries • Commercial sales activities paused since 2014 • Significant pent - up 5 - year demand yet to be serviced • Strong pipeline of 2,500 + inbound customer inquiries since order book paused in 2014 • Ability to experiment with pricing and charge significantly more due to capacity constraints 52

Summary of Traction to Date (cont’d) Source: News reports. • Virgin Galactic has attracted meaningful non - dilutive investment from the New Mexico government, who funded the upfront development costs of Spaceport America ( ~ $200M) • Virgin Galactic pays the New Mexico government ~$5 million in annual rent and usage fees • New Mexico represents a good precedent for future potential spaceports; limited to no Virgin Galactic capex required and G&A can be ramped up once commercial opportunity is confirmed • Significant traction with various international partners , including : • Italy – Signed framework agreement in July 2018 for Grottaglie Spaceport • UAE – Signed agreement with UAE Space Agency in March 2019 53

IPOA Investment Rationale • Creates the first and only public company in commercial human spaceflight • Sizeable , growing market driven by favorable behavioral trends • Unique and reusable technology • Once - in - a - lifetime experience at an attainable price • Proven commercial model with early committed demand • Very limited competition with high barriers to entry • World - class management and industry - leading flight team • Additional $100 million co - investment from IPOA’s founder 54

Financial Overview 55

~600 $80M $0 Total # of reservations Total value of deposits Total debt Viable Commercial Model Commercial Success t o Date – Achieved with Limited Advertising Spend 56

Projected Financial Overview 66 646 965 1,565 0.0% 0.0% 0.1% 0.1% 2020E 2021E 2022E 2023E Annual passengers flown Cum. % of $10M+ HNW Cumulative passengers flown 66 712 1,677 3,242 Source: Management . (1) HNW population estimates (individuals greater than $10+ million net worth) per Credit Suisse Research Institute to grow at 6.0% C AGR from 2018A - 2023E . Annual growth rates assumed to be equal to the CAGR. (1) Annual Number of Passengers Flown 57

Projected Financial Overview (cont’d) $31M $210M $398M $590M 2020E 2021E 2022E 2023E % growth NM 580% 89% 48% Source: Management . Revenue 58

($104M) $12M $146M $274M 2020E 2021E 2022E 2023E % EBITDA margin (1) NM 6% 37% 46% Source: Management. (1) EBITDA and EBITDA margin are non - GAAP measures. Please refer to “Use of Non - GAAP Financial Matters” for additional informati on regarding the non - GAAP measures included in this presentation. Projected Financial Overview (cont’d) EBITDA (1) 59

Single Flight Unit Economics (Excluding Ancillary Revenue Opportunities)



Contribution Analysis(1)
$1.3M
$121,000
$193,000
$118,000
66% contribution margin
$0.8M
A
B
C
D

- A **Revenue:** assumes flight carries 5 passengers at $250,000 per passenger
- B **Rocket motor and fuel costs:** assumes price per rocket motor decreases over time via additional investments in advanced manufacturing capabilities, as well as learning curve efficiencies and benefits of economies of scale, modestly offset by inflation; fuel costs increase gradually over time driven by inflation
- C **Customer costs:** includes costs of insurance and customer training & experience, subject to inflationary increases over time
- D **Flight operations costs:** includes fleet management and consumables and other flight related operational costs

Source: Management.
(1) Contribution analysis based on new customer per ticket price of $250,000 and costs based on management projections as of 2023.

60

Projected Financial Summary ($ in millions) 2020E 2021E 2022E 2023E CAGR ’20E – ’23E # of Vehicles by YE 2 3 4 5 Total Flights (Annual) 16 115 170 270 Total # of Passengers Flown 66 646 965 1,565 Ticketed Revenue $21 $195 $376 $562 Other Revenue 10 15 21 28 Total Revenue $31 $210 $398 $590 167.3% Revenue growth NM 580.0% 89.4% 48.4% Rocket Motor Costs / Fuel Costs ($5) ($24) ($36) ($41) Flight Operations & Maintenance (19) (30) (37) (50) Customer Costs & Insurance (3) (24) (40) (68) Total COGS (26) (79) (113) (159) Gross Profit $4 $131 $285 $431 360.3% Gross Margin 14.3% 62.5% 71.7% 73.1% Operating expenses (109) (120) (139) (158) EBITDA (1) ($104) $12 $146 $274 NM EBITDA margin (1) NM 5.5% 36.7% 46.4% Capex (incl. spaceship construction) (52) (59) (60) (54) % of sales 167% 28% 15% 9% Source: Management. Note: Total flights (annual) represent the total flights each year adjusted for inspection schedules. (1) EBITDA and EBITDA margin are non - GAAP measures. Please refer to “Use of Non - GAAP Financial Matters” for additional information regardin g the non - GAAP measures included in this presentation. 61

Transaction Overview 62

Transaction Overview

Pro Forma Valuation

($ in millions except per share values)

IPOA Illustrative Share Price	$10.00
Pro Forma Shares Outstanding (millions)[(1)]	196.3
Total Equity Value	**$1,963**
Cash on Balance Sheet	(460)
Total Enterprise Value	**$1,502**

Pro Forma Enterprise Value / Revenue

3.8x *(Based on 2022E Revenue of $398 Million)*

2.5x *(Based on 2023E Revenue of $590 Million)*

Pro Forma Enterprise Value / EBITDA[(2)]

10.3x *(Based on 2022E EBITDA of $146 Million)*

5.5x *(Based on 2023E EBITDA of $274 Million)*

Sources & Uses[(3)]

($ in millions except per share values)

Sources	
Cash from IPOA	$708
IPOA Founder Co-Investment	100
Total Sources	**$808**
Uses	
Cash to Balance Sheet	$460
Cash to Selling Shareholders	300 [(4)]
Illustrative Transaction Fees	48
Total Uses	**$808**

Cash to be held on balance sheet to support continued growth and commercialization

(1) Total shares includes 100.0 million rollover equity shares, 69.0 million IPOA public shares, 17.3 million IPOA founder shares and 10.0 million shares from IPOA Founder's co-investment. Assumes no redemptions.
(2) EBITDA is a non-GAAP measure. Please refer to "Use of Non-GAAP Financial Matters" for additional information regarding the non-GAAP measures included in this presentation.
(3) Assumes no redemptions by IPOA shareholders.
(4) Assumes that existing Virgin Galactic shareholders receive $200million of secondary proceeds from IPOA's trust and $100mm of proceeds via a sale to IPOA founder pursuant to the co-investment commitment.

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Transaction Overview (cont’d) (1) Total shares includes 100.0 million rollover equity shares, 69.0 million IPOA public shares, 17.3 million IPOA founder shares and 10.0 million shares from IPOA founder’s co - investment (included in IPOA sponsor investment total). Assumes no redemptions . Pro Forma Ownership (1) Rollover Equity 51% IPOA Public Shares 35% IPOA Sponsor 14% 64

• First private enterprise to take civilians to space • S upported by $1 billion + of investment to date • Sizable addressable market with backlog of ~600 reservations, $80 million of collected deposits, and significant pent - up customer demand • Best - in - class customer experience, supported by Virgin Group know - how 65 Transaction Overview (cont’d)

Transaction Overview (cont’d) • Pro forma enterprise value of $1.5 billion • 2.5x CY2023E revenue and 5.5x CY2023E EBITDA • IPOA founder committed to invest $100 million at $10.00 per share in connection with the business combination (1) • Existing Virgin Galactic shareholders receive up to $300 million in cash consideration at close and approximately 100 million shares of rollover equity (2) • Addition of Chamath Palihapitiya as Chairman and Adam Bain as a Director to Virgin Galactic’s Board of Directors • Completion of transaction is expected in Q3 / Q4 2019 66 (1) Such shares to be acquired from the pro forma company or from Virgin Galactic’s existing shareholders at the discretion of the exi sti ng shareholders . (2) Assumes that existing Virgin Galactic shareholders receive $200mm of secondary proceeds from IPOA’s trust and $100mm of proceeds via a s ale to IPOA founder pursuant to the co - investment commitment.

At a Glance Expected Initial Price Point Per Ticket $250,000+ Deposits $ 80M Reservations ~600 TAM (2023E) (1) 2,300,000+ individuals 2023E Financials Revenue $590M EBITDA (2) $ 274M Contribution Margin per Flight 66% Capital Invested to Date $1BN+ Implied EV Multiples 2023E Revenue Multiple 2.5x 2023E EBITDA Multiple 5.5x EV / Capital Invested 1.5x Source: Management , Credit Suisse Research Institute. (1) Represents estimated population of individuals with net worth of at least $10M per Credit Suisse Research Institute . (2) EBITDA is a non - GAAP measure. Please refer to “Use of Non - GAAP Financial Matters” for additional information regarding the non - GAAP measures included in this presentation. 67